UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 2, 2026
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2045 EAST INNOVATION CIRCLE
TEMPE, AZ 85284
(Address of principal executive offices, including zip code)

(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AMKR	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 2, 2026, Amkor Technology, Inc. (the “Company”) appointed Cherie Buntyn to serve as the Company’s Senior Vice President and Chief Accounting Officer, in which capacity she will serve as the Company’s principal accounting officer.

Ms. Buntyn, age 50, most recently served as Vice President, Chief Accounting Officer of SurveyMonkey from June 2022 to June 2025. Previously, she served as Corporate Controller from May 2021 to June 2022, and Director, Assistant Corporate Controller from December 2017 to May 2021, at FLIR Systems. Prior to that, she held various accounting and managerial roles of increasing seniority at Intel Corporation from October 2000 to December 2017. Ms. Buntyn began her career at Deloitte & Touche LLP from August 1997 to October 2000. Ms. Buntyn is a Certified Public Accountant and received her B.S. in Accounting from Santa Clara University.

Ms. Buntyn’s starting annual base salary will be $300,000. Ms. Buntyn will be eligible for a cash bonus under the Company’s annual incentive plan with a target annual incentive amount of 35% of her base salary.

There are no arrangements or understandings between Ms. Buntyn and any other persons pursuant to which Ms. Buntyn was selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Ms. Buntyn and any other person that would require disclosure under Item 401(d) of Regulation S-K. Ms. Buntyn does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Mark N. Rogers
Mark N. Rogers
Executive Vice President, General Counsel and Corporate Secretary

Date: February 2, 2026